Exhibit 10.8

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is effective as of January 5, 2007, by and between VINLAND ENERGY OPERATIONS, LLC, a Delaware limited liability company (“Manager”) and VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company, and its subsidiaries, ARIANA ENERGY, LLC and TRUST ENERGY COMPANY, LLC (collectively the “Company”).

RECITAL:

WHEREAS, Manager has agreed to provide certain management and general and administrative support services to Company for its Properties, and the Company has agreed to pay to Manager the compensation provided for in this Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the premises set forth in the recital above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

Definitions.  The following terms shall have the following meaning when used in this Agreement:

“Acquisition” means any acquisition or series of acquisitions by the Company or any of its subsidiaries of (i) all or substantially all of the interest in any company or business (whether by purchase of assets, purchase of stock, merger or otherwise); or (ii) any natural gas or oil properties or interests, including any related assets, acquired after the date of this Agreement.

“Acquisition Information” means any and all information provided by or on behalf of Manager to the Company in the performance of the Acquisition Services relating to any potential Acquisitions.

“Acquisition Services” has the meaning given to such term in Section 2.

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person.

“Area of Mutual Interest” or “AMI” means the AMIs established hereunder for Kentucky and Tennessee between the Parties hereto which are outlined on the plats attached hereto as Exhibits A-1, A-2, A-3, A-4 and A-5.

“Audit Rights” has the meaning given to such term in Section 6.

“Company Claim” shall have the meaning given to such term in Section 8(b).

“Company Indemnitees” has the meaning given to such term in Section 8(a).

“Confidential Information” means all information (i) furnished to Manager or its representatives by or on behalf of the Company or (ii) prepared by or at the direction of Manager in the provision of the Services and (iii) all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by Manager or its representatives containing or based in whole or in part on any such furnished information.

“Credit Agreement” means that certain Credit Agreement dated January 3, 2007 by and between Citibank N.A. and BNP Paribas, as Lenders and the Company, as Borrower.

“Lease Level Payables” means the following costs and expenses: (a) all severance and ad valorem taxes relating to Company’s interests in the Properties or in the production therefrom, (b) all reasonable costs of maintaining the Company’s leasehold interests in connection with the Properties and costs incurred by Manager to comply with the terms of any laws, rules, or regulations or the terms of any oil, gas or other mineral leases and other contracts and agreements forming a part of or pertaining to the Properties, and (c) all delay rentals payable with respect to the Properties.  The Lease Level Payables shall be the actual amounts due or expended and shall not include any compensation to Manager.

“Liabilities” has the meaning given to such term in Section 8(a).

“Management Fee” shall have the meaning given to such term in Section 4.

“Manager Expenses” has the meaning given to such term in Section 5.

“Manager Indemnitees” has the meaning given to such term in Section 8(b).

“Operating Agreement” means any operating agreement pertaining to the Properties to which the Company and Manager are both Parties.

“Participation Agreement” means that certain Participation Agreement of even date herewith, attached hereto as Exhibit B.

 “Party” or “Parties” means each, one or more, or all of the Company or the Manager, as the context requires.

“Permitted Contracts” means all agreements and contracts with Third Parties for a duration of one year or less that have a financial commitment of $500,000 or less.  Agreements with a duration of more than one year or have a financial commitment in excess of $500,000 shall require the written consent of the Company, except those in existence at the date of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, government agency or political subdivision thereof or other entity.

“Proceedings” means all proceedings, actions, claims, suits and notices of investigations by or before any arbitrator or governmental authority.

“Properties” means all of the oil and gas wells located within the AMI in which the Company owns or holds any interest, whether now existing or hereinafter acquired, including oil and gas leases, mineral interests, royalty interests, overriding royalty interests, well lines, separators, meters, downhole and well surface equipment, fixtures, easements, licenses, permits and other surface rights, and other real or personal property appurtenant thereto or used in conjunction therewith.

“SEC” means the U.S. Securities and Exchange Commission.

“Services” has the meaning given to such term in Section 1.

“Third Party” means any Person other than the Company, Manager or any of their respective affiliates, or any respective member of the Company, or Manager.

“Well Services Agreements” means those certain Well Services Agreements (for Kentucky and Tennessee Operations, respectively) dated of even date herewith by and between the Manager and the Company, of even date herewith, attached hereto as Exhibit C.

Section 1.              Management Services.

(a)  Included Services.  During the term hereof, Manager shall, with respect to the ordinary course of business concerning the Company’s Properties: (i) advise and consult with Company regarding the Company’s production and development operations, (ii) provide management and consulting services in support of the development and implementation of operational and financial plans of the Company and (iii) provide administrative support services to the Company as may be necessary for the operations of the Company (collectively, the “Services”), including the following specific Services:

(i)            Overhead Services.  Manager will provide ordinary and customary general and administrative overhead services associated with the administration of the Properties; provided, however, the Services provided by Manager under this Agreement shall not include arrangements or payment for insurance covering the Company’s interest in the Properties, bonding for drilling or other activity on the Properties.

(ii)           Reports and Information.  Manager will provide the Company the reports and other information pertaining to the Properties, if any, required to be furnished pursuant to the Credit Agreement by and between the Company and its lenders, as well as the timely delivery of all information attributable to the Company’s oil and gas production derived from the Company’s interest in the Properties as required by the Company’s third party engineering consultants.

(iii)          Oil and Gas Sales.  Company will be solely responsible for selling its own oil and gas as well as the arranging for and bearing the costs of the transportation thereof, and for receiving the proceeds of such sales.  Notwithstanding the foregoing, Manager shall assist in the coordination of these sales as requested by the Company from time to time under any transportation agreements held by the Company.

(iv)          Lease and Land Administration.  With respect to the Properties, Manager will, with its own staff, provide ordinary and customary lease and land administration services, including administering all oil and gas leases and division orders, and maintaining all land, lease and other related records, providing associated services, and paying rentals, shut-in payments and other lease payments.

(v)           Accounting.  Manager will, with its own staff (except as expressly provided below), perform ordinary and customary accounting functions attributable to the Company’s interest in the Properties, including but not limited to:

(i)            royalty and other lease payments;

(ii)           payment of accounts payable;

(iii)          collection, on a non-recourse basis, of accounts receivable;

(iv)                              computation and payment of severance and other taxes based on production together with real property and ad valorem taxes relating to the Company’s interest in the Properties;

(v)           gas balancing (using a third party provider);

(vi)          assistance in preparations of property tax returns; and

(vii)         payroll for any Company employees.

(vi)          Information Systems.  Manager will provide computer use and/or facilities reasonably necessary to manage and operate the Properties and maintain the Company’s well and property records for the Properties.

(vii)         Sales of Properties by Company.  If requested by the Company, the Manager will cooperate with Company to facilitate any sale of the Company’s interest in the Properties.  In such event, the Manager and its affiliates shall retain the role of operator and gatherer for any successor to the Company.

(viii)        Tax Returns.  Manager will provide information pertaining to the Properties in order to assist the Company, or its designee, in providing necessary information for the Company’s preparation of all federal, state and local tax returns required of the Company, including any K-1 reporting which may be required during the term of this Agreement.

(ix)           SEC Requirements.  Manager will assist the Company in providing such information pertaining to the Properties as may be reasonably requested by the Company in complying with SEC reporting and other requirements.

(x)            Compliance.  Manager will take all actions, and file all reports and notices reasonably necessary to cause the Company’s interest in the Properties to be in compliance with all applicable laws, rules and regulations.

(xi)           Outsourcing.  Where noted that Manager shall use its own staff on the performance of the specific Services, Manager shall not be permitted, without the prior written consent of the Company, to use third parties to provide such Services to the Company.

(b) Extraordinary Services.  Any extraordinary management and administrative services pertaining to the Properties not within the scope of the Services as described above shall be the responsibility and expense of the Company.  General overhead and expenses of the Company, including but not limited to office rent, salaries, employee benefits and expenses pertaining to the Company’s executive and general operations as well as any expenses unrelated to the Properties shall be the responsibility and expense of the Company.

Section 2.              Acquisition Services.  The Company may request that Manager provide additional services in support of an Acquisition (“Acquisition Services”), and upon agreement to do so, Manager shall make reasonable efforts to provide the Acquisition Services in the manner so requested and at the direction of the Company.  The Company and the Manager will negotiate compensation for the Manager for said Acquisition Services on a case-by-case basis.  In addition, the Company shall reimburse Manager for all out of pocket expenses incurred in connection with any contracted Acquisition Services to the extent related to an Acquisition.

Section 3.              Performance and Authority.

(a)           Standard of Care.  Manager shall provide the Services in a timely and current manner, consistent with the ordinary and customary standards for management and administrative practices prevailing in the oil and gas industry for such Services.

(b)           Independent Contractor Relationship.  With respect to its performance of the Services, Manager is an independent contractor, with the authority to control, oversee and direct the performance of the details of the Services.

(c)           No Joint Venture or Partnership.  This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of any state.

(d)           Procurement of Goods and Services.  Without the prior written consent of the Company, Manager will not enter in to any non Permitted Contracts.  To the extent that Manager arranges for Permitted Contracts with Third Parties for goods and services in connection with its obligations herein, Manager shall use commercially reasonable efforts (i) to obtain such goods and services at rates competitive with those generally available in the area in which services or materials are to be furnished, and (ii) to obtain from such Third Parties such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished. All goods and services obtained for the Properties by the Manager from Third Parties shall be paid for by the Company in the manner provided for under this Agreement.

(e)           Protection from Liens.  Manager shall not permit any liens, encumbrances or charges upon any of the Properties arising from the provision of the Services or materials under this

Agreement, unless caused due to non-payment of the reimbursable Manager Expenses by the Company.

(f)            Commingling of Assets.  To the extent Manager shall have charge or possession of any of the Company’s assets in connection with providing the Services, Manager shall separately maintain, and not commingle, the assets of the Company with those of Manager or any other Person.

(g)           Insurance.  Each Party shall obtain and maintain during the term of this Agreement, from insurers who are reliable and acceptable to the other Party and authorized to do business in the state or states in which Services are to be provided by Manager, insurance coverage in the types and minimum limits as consistent with standard industry practice.  Each Party agrees upon the other Party’s request from time to time or at any time to provide the other Party with certificates of insurance evidencing such insurance coverage, and upon request of the other Party, shall provide copies of such policies.  Except with respect to worker’s compensation coverage, the policies shall name the other Party as an additional insured and shall contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against the other Party.  The policies shall provide that they will not be cancelled or reduced without giving the other Party at least thirty (30) days prior written notice of such cancellation or reduction, except for at least ten (10) days prior

(h)           Third Party Intellectual Property.  If Manager uses or licenses intellectual property owned by Third Parties in providing the Services, Manager shall obtain and maintain any such licenses and authorizations necessary to authorize its use of such intellectual property in connection with the Services.

Section 4.              Compensation.  For the Services provided hereunder by Manager to Company, the Company shall pay to Manager $60.00 per well per month for (i) each producing oil and gas well within the AMIs in which the Company owns or holds an interest that is listed on the December 31, 2006 report of Netherland, Sewell and Associates, Inc., plus (ii) $60.00 per producing well per month for all subsequent oil and gas wells drilled or acquired by the Company within the AMI (or fraction thereof proportionate to the Company’s respective working interest) (the “Management Fee”).

Beginning on  January 1, 2011, the producing well rates stipulated in this Section 4 shall be increased by eleven percent (11%) and shall be adjusted annually thereafter upon the wage index adjustment published by COPAS.

In addition, Company agrees to reimburse Manager for any Lease Level Payables that may be paid with funds of Manager rather than funds of Company.  If, due to the occurrence of an unusual circumstance, Manager determines that it has incurred extraordinary expenses in order to provide any of the Services, Manager may request that the Company pay additional reasonable compensation for such Services, and Company may determine to agree to any such request (in whole or in part) in their sole and absolute discretion, respectively; however, the Company shall not have any obligation to consent to the payment of such additional compensation and nothing contained in this sentence shall be construed to affect or otherwise alter the obligation of Manager to provide the Services described herein.

Section 5.              Manager Reimbursements.  The following provisions will govern the reimbursement of costs and expenses incurred by the Manager in providing the Services:

(a)           Manager Expenses.  On or before the 30th day following each month during the term of this Agreement, Manager shall provide the Company with an invoice for the aggregate Manager Expenses, including all Lease Level Payables, relating to the previous calendar month.  Manager’s invoice shall provide reasonably detailed documentation supporting the Manager Expenses.  Any such invoices will detail the Services provided by the Manager hereunder during the subject calendar month, all reasonable costs associated with providing such Services, as well as any reasonable costs of Services or goods purchased from Third Parties in performance of their Services (the “Manager Expenses”).  If Manager has not received payment from the Company of the monthly invoice for the Manager Expenses within 15 days following the receipt of the invoice by the Company, any unpaid  amounts shall bear interest at a rate equal to the prime rate designated as such from time to time by Citibank, NA, plus 5%, on the unpaid balance.  The Company shall pay the Manager Expenses in the manner provided in Section 5(b).

(b)           Manner of Payment.  All payments required under this Section 5 shall be made by wire of immediately available funds or check as follows:

If by Wire: Account information to be provided by Manager.

If by Check:  Payee information to be provided by Manager.

(c)           Taxes.  The Company shall be responsible for all applicable taxes (other than federal or state income taxes imposed on Manager) levied on items, goods or services that are sold, purchased or obtained pursuant to this Agreement.

(d)           Disputed Charges.  The Company may, within thirty (30) days after receipt of a charge from Manager, take written exception to such charge on the ground that such charge was not in accordance with the terms of this Agreement.  In such event, the Company shall nonetheless pay such amount to Manager as to which such written exception is taken, or any part thereof, and if such charge is ultimately determined not to be in accordance with the terms of this Agreement, such amount or portion thereof (as the case may be) shall be repaid by the Manager together with any interest thereon at a rate equal to the prime rate per annum established by Citibank, N.A. as in effect on the date of this Agreement.  It is expressly understood that the Parties will use their best efforts to resolve any and all disputed charges between the Company and the Operator within twelve (12) months after the initial written exception to the charge has been made.

(e)           No Duplication of Charges.  Notwithstanding anything herein to the contrary, there shall be no duplication of charges or expenses under this Agreement that are charged under the Well Services Agreements, the Participation Agreement or the Operating Agreements.

Section 6.              Audit Rights.  Not more than two times in a calendar year during the term of the Agreement and for one (1) year thereafter, the Company shall have the right to review and, at the Company’s expense, to copy the books and records maintained by the Manager relating to the Services.  In addition, to the extent necessary to verify the performance by Manager of its obligations under this Agreement, the Company shall have the rights, at the Company’s expense, to audit, examine and make copies of or extracts from the books and records of Manager (the “Audit Right”).  The Company may exercise the Audit Right through such auditors as the Company may determine in its sole discretion.  The Company shall (i) exercise the Audit Right only by reasonable notice to Manager and during normal business hours and (ii) use its reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to Manager.

Section 7.              Confidential Information.

(a)           Non disclosure of Confidential Information.  Manager shall maintain the confidentiality of all Confidential Information, provided however, that Manager may disclose such Confidential Information (i) in any judicial or alternative dispute resolution Proceeding to resolve disputes between the Parties hereto arising under this Agreement; (ii) to the extent disclosure is legally required under applicable laws (including applicable securities and tax laws) or any agreement existing as of the effective date hereof to which the disclosing Party is obligated or by which it is bound; provided however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution Proceeding, the Manager shall, if requested by the Company, seek a protective order or other relief to prevent or reduce the scope of such disclosure, (iii) to the Manager’s existing or potential lenders or potential lenders, investors, joint interest owners, purchasers or other Third Parties with whom the Manager may enter contractual relationships, to the extent deemed by the Manager to be reasonably necessary or desirable to enable it to perform the Services; provided however that each Party shall require such Third Parties to agree to maintain the confidentiality of the Confidential Information so disclosed, (iv) if authorized by the Company, and (v) to the extent such Confidential Information becomes publicly available other than through a breach by Manager of its obligation arising under this Section 7(a).  Manager acknowledges and agrees that the Confidential Information is being furnished to it for the sole and exclusive purpose of the performance of this Agreement, and the Confidential Information may not be used by it for any other purpose.

(b)           Remedies and Enforcement.  The Parties acknowledge and agree that a breach of the obligations under this Section 7 would cause irreparable harm and that monetary damages would not be adequate compensation.  Accordingly, each Party agrees that the non-breaching Party shall be entitled to immediate relief equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation of this Section 7, without the necessity of posting bond or other security.  Each Party’s right to equitable relief shall be in addition to other rights and remedies available to such Party, for monetary damages or otherwise.

Section 8.              Indemnification; Limitations.

(a)           Indemnification by Manager.  Manager hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS the Company and its officers, managers, members, partners, directors, employees, agents and affiliates (collectively the “Company Indemnitees”) from any and all threatened or actual claims, demands, causes of action, suits, proceedings, losses damages, fines, penalties, liabilities, costs and expenses of any nature, including attorney’s fees and court costs (collectively “Liabilities”), sustained by, or incurred by, arising in favor of or asserted by any Third

Parties, employees, agents and representatives of Manager, or any contractors or subcontractors of Manager, in any way relating to the performance of the Services hereunder (including any claims for personal injury, property loss or damage, bodily injury, illness or death), excluding, in all cases, Company Claims, as defined below.

(b)           Indemnification by Company.  Company hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS the Manager and its officers, managers, members, partners, directors, employees, agents and affiliates (collectively the “Manager Indemnitees”) from any and all threatened or actual Liabilities sustained by, or incurred by, arising in favor of or asserted by any Third Parties, employees, agents and representatives of the Company, or any contractors or subcontractors of Company, in any way relating to the Properties hereunder (including any claims for personal injury, property loss or damage, bodily injury, illness or death but excluding Liabilities arising from Manager’s gross negligence, willful misconduct or breach of law or this Agreement), each of the foregoing being a “Company Claim.”

(c)           Negligence; Strict Liability.  EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(a) AND SECTION 8 (b) THE DEFENSE AND INDEMNITY OBLIGATIONS IN SECTION 8 (a) AND SECTION 8 (b) SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS (INCLUDING SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PARTY(S), OR ANY PRE-EXISTING DEFECT; PROVIDED , HOWEVER THAT THIS PROVISION SHALL IN NO WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH DEFENSE AND INDEMNITY OBLIGATIONS EXPRESSLY RELATING TO GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR BREACH OF THIS AGREEMENT. BOTH PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT KNOWN AS THE “EXPRESS NEGLIGENCE RULE” TO EXPRESSLY STATE IN A CONSPICUOUS MANNER AND TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS SECTION 8(c) HAS PROVISIONS REQUIRING ONE PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANOTHER PARTY.

(d)           Exclusion of Damages; Disclaimers.  NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR EXEMPLARY, PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL DIMINISH OR OTHERWISE AFFECT THE PARTIES’ RIGHTS AND OBLIGATIONS TO BE INDEMNIFIED AGAINST, AND PROVIDE INDEMNITY FOR, EXEMPLARY, PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES AWARDED TO ANY THIRD PARTY IN CONNECTION WITH ANY LIABILITY FOR WHICH INDEMNIFICATION IS PROVIDED IN THIS AGREEMENT.  MANAGER DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO SERVICES RENDERED OR PRODUCTS PROCURED FOR THE COMPANY, OR ANY PART THEREOF, INCLUDING ANY AND ALL WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER MANAGER KNOWS, HAS REASON TO KNOW, HAS BEEN

ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. HOWEVER, IN THE CASE OF OUTSOURCED SERVICES PROVIDED SOLELY FOR THE COMPANY, IF THE THIRD PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO THE COMPANY, THE COMPANY IS ENTITLED TO CAUSE MANAGER TO RELY ON AND TO ENFORCE SUCH WARRANTY.  NOTHING IN THIS SECTION 8 SHALL LIMIT THE STANDARD OF CARE REQUIRED OF MANAGER HEREUNDER PURSUANT TO SECTION 3.

(e)           THE PROVISIONS OF THIS SECTION 8 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

Section 9.                Representations and Warranties of Manager.  Manager represents and warrants to Company that:

(a)           Organization and Good Standing.  Manager is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.  Manager is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

(b)           Authorization.  Manager has duly taken all action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.

(c)           No Conflicts or Consents.  The execution and delivery by Manager of this Agreement and the related contracts, the performance by Manager of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with any provision of (1) any law, (2) the organizational documents of Manager, or (3) any judgment, license, order, permit or material agreement applicable to or binding upon Manager, (ii) result in the acceleration of any indebtedness owed by Manager, or (iii) result in or require the creation of any lien upon any assets or properties of Manager.  No permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or third party is required in connection with the execution, delivery or performance by Manager of this Agreement and the related contracts or to consummate any transactions contemplated hereby or thereby.

(d)           Enforceable Obligations.  This Agreement is the legal, valid and binding obligation of Manager, enforceable in accordance with the terms thereof except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

Section 10.              Representations and Warranties of Company.  Company represents and warrants to Manager that:

(a)           Organization and Good Standing.  Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.  Company is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

(b)           Authorization.  Company has duly taken all action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.

(c)           No Conflicts or Consents.  The execution and delivery by Company of this Agreement, the performance by Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with any provision of (1) any law, (2) the organizational documents of Company, or (3) any judgment, license, order, permit or material agreement applicable to or binding upon Company, (ii) result in the acceleration of any indebtedness owed by Company, or (iii) result in or require the creation of any lien upon any assets or properties of Company.  No permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or third party is required in connection with the execution, delivery or performance by Company of this Agreement and the related contracts or to consummate any transactions contemplated hereby or thereby.

(d)           Enforceable Obligations.  This Agreement is the legal, valid and binding obligation of Company, enforceable in accordance with the terms thereof except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

Section 11.              Covenants.

(a)           Funds in Trust.  To the extent ever received by Manager, it will handle, account for, and immediately pay over to the Company all proceeds of oil and/or gas production from the Properties, all other proceeds of the Properties, and all other funds in any way accruing to the Properties or otherwise belonging to Company or its affiliates or subsidiaries.

(b)           Maintenance of Existence and Qualifications.  Manager will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law.

Section 12.            Term.  The respective rights, duties, and obligations of the Parties hereunder shall commence on the effective date hereof and shall continue for an initial term of five (5) years, unless sooner terminated as provided herein, and after the end of the initial term this Agreement will automatically extend for additional one-year terms until terminated by either Party by giving written notice of termination to the other Parties at least twelve (12) months prior to the date as of which such termination is to be effective.  In the event such notice of termination is given, Manager shall provide Company with copies of all databases, accounting records and related information pertaining to the Properties at least six (6) months prior to the effective date of the termination.  In the event the

Gathering and Compression Agreement, of even date, between the Company and the Manager’s affiliate, Vinland Energy Gathering, LLC (“VEG”), is terminated for any reason by the Company (other than for breach or default by VEG of its obligations thereunder or the fraud or willful misconduct by VEG), the Manager shall have the right, at its sole option, to terminate this Agreement upon six (6) months’ notice prior to the effective date of such termination as provided herein.

Section 13.            Default and Remedies.

(a)           The following shall be Events of Default under the terms of this Agreement and the terms “Events of Default” or “Default” shall mean, whenever they are used in this Agreement, any one or more of the following events:

(i)            If Company shall fail to pay or cause to be paid any sums due to the Manager within five (5) business days after Manager has given Company written notice thereof;

(ii)           If either Party shall file a voluntary petition for bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or any answer seeking or acquiescing in any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief for itself under any then current federal, state or other statute, law, or regulation, or shall seek, consent to, or acquiesce in the appointment of any trustee, receiver, or liquidator of such Party, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(iii)          If either Party shall materially fail to perform or observe any covenant, provision, term, restriction, or condition required to be performed or observed by such party under the terms of this Agreement (other than the obligation to pay money referenced in Section 13 (a) (i) above) which continues for more than ninety (90) days after such Party has received written notice thereof; provided however, that if such failure cannot be cured within such ninety-day period, no default shall occur if the relevant Party has begun good faith efforts to cure the failure within such ninety days.  In the event of a dispute between the Parties whether a material failure to perform has occurred, no termination of this Agreement shall occur until the defaulting Party has the opportunity to cure provided by this section, after the existence of such failure has been determined in accordance with this Agreement.

(b)           If any of the Events of Default enumerated in this Section 13 occurs, then in such event and as often as the same occurs, the non-defaulting Party may, at its option terminate this Agreement by providing ninety (90) days prior written notice to the other Party.

(c)           Exercise of the foregoing remedies shall not preclude the Parties from exercising every other remedy provided herein or at law, it being the intention of the Parties that Parties’ remedies shall be cumulative and shall survive termination of this Agreement.

Section 14.              Notices.  Any notice which may be given hereunder shall be ineffective unless in writing and either delivered by registered or certified mail with return receipt requested to the addresses set out below or delivered by hand with written acknowledgment of receipt.  The addresses for notice are as follows:

For Manager:	Vinland Energy Operations, LLC
104 Nami Plaza, Suite 1
London, Kentucky 40741
Attention: Thomas H. Blake, President

For Company:	Vanguard Natural Gas, LLC
7700 San Felipe, Suite 485
Houston, Texas 77063
Attention: Scott W. Smith, President

Any such address may be changed at any time by written notice in accordance herewith.  Each notice hereunder shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.

Section 15.              Assigns.  The rights and obligations of the Manager may not be assigned to a third party without the written consent of the Company.

Section 16.            Construction.  As used in this Agreement: the word “or” is not exclusive; the word “including” (in its various forms) means “including without limitation”; pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit hereof unless otherwise specifically provided.  This Agreement is the result of negotiations between, and has been reviewed by, Manager, Company and their respective counsel.  Accordingly, this Agreement shall be deemed to be the joint product of the Parties hereto, and no ambiguity shall be construed in favor of or against any Party hereto or beneficiary hereof.

Section 17.              Amendment.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by all Parties hereto, and no waiver of any provision of this Agreement, and no consent to any departure by any Party hereto therefrom, shall be effective unless it is in writing and signed by the Parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 18.              Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 19.              Governing Law; Submission to Process.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REGARD TO PRINCIPLES OF

CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF KENTUCKY AND THE COUNTY OF LAUREL AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING HERETO BY ANY MEANS ALLOWED UNDER KENTUCKY OR FEDERAL LAW.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 20.              Waiver of Jury Trial, Punitive Damages, Etc.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY PUNITIVE DAMAGES, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 20.

Section 21.            Arbitration.  Notwithstanding any other provision of this Agreement to the contrary, if any controversy, claim or dispute arising out of or relating to this Agreement or the breach or performance thereof occurs, the Parties shall meet and exert reasonable efforts to reach an amicable settlement for a period not to exceed twenty (20) days from the date written notice of the controversy, claim or dispute is served by the complaining Party to the other Party under this Agreement.  .  If for any reason such settlement fails to occur within such twenty-day period (or such other period as the Parties may agree in writing), the Parties will then enlist the services of a mutually agreed upon industry representative to facilitate negotiations for an additional twenty (20) day period in an attempt to resolve the controversy.  If a favorable resolution is not attained within the additional twenty (20) day period, (or such other period as the parties may agree in writing), the controversy, claim or dispute shall be finally and conclusively resolved by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (“AAA Rules”) and subject to the Federal Arbitration Act, 9 U.S.C. Sections 1 et seq., and judgment on any award thereby rendered may be entered in any court having jurisdiction thereof.

(a)     Any such arbitration shall proceed as promptly and as expeditiously as possible (and the Parties shall cooperate to this end) before three arbitrators, consisting of one arbitrator appointed by the claimant, one arbitrator appointed by the respondent, and the third arbitrator appointed by the two party-appointed arbitrators.  Arbitration shall be initiated by written notice of intention to arbitrate made pursuant the AAA Rules.  The claimant shall identify its appointed arbitrator in the notice of intention to arbitrate, and the respondent shall identify its appointed arbitrator within ten (10) days of its receipt of the notice of intention to arbitrate.  The two party-appointed arbitrators shall agree upon and appoint the third arbitrator within the ten (10) day period following the appointment of the second party-appointed arbitrator.  If either the claimant or the respondent fail to appoint an arbitrator pursuant to the foregoing, or if the two party-appointed arbitrators fail to agree upon and appoint the third arbitrator within the above-referenced ten (10) day period, then such arbitrator or arbitrators shall be appointed by the AAA pursuant to the AAA Rules.  The arbitrators chosen or appointed shall have expertise and/or experience in the oil and gas industry.

(b)     Nothing in this Section shall be deemed to preclude any Party from applying to any court of competent jurisdiction at any time prior to the formation of the arbitration panel (including before or during the 20-day negotiation period referenced in the first sentence of this Section) for injunctive, provisional or other emergency relief pertaining to the subject matter of a controversy, claim or dispute that is arbitrable hereunder, or applying for such relief in aid of arbitration after formation of the arbitration panel, where (i) the arbitration award to which the Party may be entitled may be rendered ineffectual without such relief, (ii) the Party seeking such relief is not in breach of this Section, and (iii) the relief sought will not materially delay or frustrate the arbitration.  The grant or denial of any court-ordered relief pursuant to this paragraph shall not constitute or be deemed to be a ruling on the merits of the matter to be arbitrated, nor shall any application for such relief be deemed to be a waiver of any right to arbitration hereunder.

(c)     The Parties hereby agree that the costs and expenses, including attorneys’ fees, incurred in connection with any arbitration or court proceeding hereunder shall be awarded in favor of the prevailing Party and against the losing Party as determined by the arbitration panel or court, as the case may be.

Section 22.            Entire Agreement.  This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and any prior agreements, written or oral, relating thereto are hereby superseded.

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SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Management Services Agreement effective as of the date first above written.

MANAGER:

VINLAND ENERGY OPERATIONS, LLC

By:	/s/ Majeed S. Nami

Its: Manager

COMPANY:

VANGUARD NATURAL GAS, LLC

By:	/s/ Majeed S. Nami

Its: Manager

ARIANA ENERGY, LLC

By: VANGUARD NATURAL GAS, LLC

Its: SOLE MEMBER

By:	/s/ Majeed S. Nami

Its: Manager

TRUST ENERGY COMPANY, LLC

By: VANGUARD NATURAL GAS, LLC

Its: MANAGER

By:	/s/ Majeed S. Nami

Its: Manager

EXHIBIT A-1

to the Management Services Agreement

EXHIBIT A-2

to the Management Services Agreement

EXHIBIT A-3

to the Management Services Agreement

EXHIBIT A-4

to the Management Services Agreement

EXHIBIT A-5

to the Management Services Agreement

EXHIBIT B

to the Management Services Agreement

PARTICIPATION AGREEMENT

EXHIBIT C

to the Management Services Agreement

Well Services Agreements for Kentucky and Tennessee